                                                                   EXHIBIT 10.16


                                CREDIT AGREEMENT



                                 BY AND BETWEEN


                               eFUNDS CORPORATION

                                       AND

                               DELUXE CORPORATION


                            DATED AS OF APRIL __, 2000
                                                                               i
                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS                                  1
         Section 1.1  Defined Terms                                           1
         Section 1.2  Accounting Terms and Calculations                       8
         Section 1.3  Other Definitional Terms, Terms of Construction         8

ARTICLE II.  TERMS OF LENDING                                                 8
         Section 2.1  The Revolving Commitment                                8
         Section 2.2  Procedure for Advances and Continuations                9
         Section 2.3  The Note                                                9
         Section 2.4  Interest Rates, Interest Payments and Default Interest  9
         Section 2.5  Repayment and Prepayment                               10
         Section 2.6  Optional Reduction of Commitment Amount or
                      Termination of Commitment                              10
         Section 2.7  Computation                                            10
         Section 2.8  Reimbursement of Lender                                10

ARTICLE III  CONDITIONS PRECEDENT                                            11
         Section 3.1  Conditions of Initial Advance                          11
         Section 3.2  Conditions Precedent to all Advances                   12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES                                   12
         Section 4.1  Organization, Standing, Etc.                           12
         Section 4.2  Litigation                                             13
         Section 4.3  Taxes                                                  13
         Section 4.4  Subsidiaries                                           13
         Section 4.5  ERISA Compliance                                       13
         Section 4.6  Use of Proceeds, Margin Regulations                    14
         Section 4.7  Title to Properties                                    14
         Section 4.8  Financial Condition                                    14
         Section 4.9  Copyrights, Patents, Trademarks and Licenses, Etc.     14
         Section 4.10  Insurance                                             15

ARTICLE V  AFFIRMATIVE COVENANTS                                             15
         Section 5.1  Financial Statements and Reports                       15
         Section 5.2  Corporate Existence                                    15
         Section 5.3  Insurance                                              16

         Section 5.4  Payment of Taxes and Claims.                           16
         Section 5.5  Inspection                                             16
         Section 5.6  Maintenance of Properties                              16
         Section 5.7  Books and Records                                      16
         Section 5.8  Compliance                                             16
         Section 5.9  Notice of Litigation                                   16
         Section 5.10  Compliance with ERISA                                 16
         Section 5.11  Use of Proceeds                                       17

ARTICLE VI  NEGATIVE COVENANTS                                               17
         Section 6.1  Merger or Consolidation                                17
         Section 6.2  Sale of Assets                                         18
         Section 6.3  Restricted Payments                                    18
         Section 6.4  ERISA                                                  18
         Section 6.5  Investments                                            18
         Section 6.6  Indebtedness                                           19
         Section 6.7  Liens                                                  20
         Section 6.8  Contingent Obligations                                 20
         Section 6.9  Interest Coverage                                      21
         Section 6.10  Leverage                                              21
         Section 6.11  Additional Restrictions on Indebtedness               21

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES                                  21
         Section 7.1  Events of Default                                      21
         Section 7.2  Remedies                                               23
         Section 7.3  Offset                                                 24

ARTICLE VIII

         MISCELLANEOUS                                                       24
         Section 8.1 Modifications                                           24
         Section 8.2  Costs and Expenses                                     24
         Section 8.3  Waivers, Etc.                                          24
         Section 8.4  Notices                                                24
         Section 8.5  Successors and Assigns; Disposition of Loans           25
         Section 8.6  Governing Law and Construction                         25
         Section 8.7  Consent to Jurisdiction                                25
         Section 8.8  Waiver of Jury Trial                                   25
         Section 8.9  Captions                                               25

         Section 8.10  Entire Agreement                                      26
         Section 8.11  Counterparts                                          26
                                                                              iv
List of Exhibits and Schedules:
------------------------------

Exhibit A - Revolving Note
Schedule 4.4 - Subsidiaries
Schedule 4.5 - ERISA
Schedule 4.9 - Copyrights, Patents, Trademarks and Licenses, Etc.
Schedule 6.7 - Existing Liens

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of April ___, 2000 ("Agreement"), is by and between eFunds Corporation, a corporation organized under the laws of the State of Delaware (the "Borrower"), and Deluxe Corporation, a corporation organized under the laws of the Delaware (the "Lender").

                                   ARTICLE I.
                                   ----------
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms . As used in this Agreement the following terms shall have the following respective meanings:

          "Acquisition": Any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any material part of the business and operations or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or a Subsidiary is the surviving entity.

          "Advance": As defined in Section 2.1.

          "Agent": The "Agent" under the Deluxe Credit Agreement.

          "Applicable Margin": With respect to each Advance, the amount set forth opposite the indicated Level Status below the heading "Applicable Margin" based on the credit rating of the Lender. The Applicable Margin shall automatically change in respect of all Advances then outstanding or as to which a request for borrowing has been delivered to the Lender by the Borrower as of the date of any public announcement by S&P or Moody's resulting in a change in the credit rating of the Lender.

                 Level Status               Applicable Margin
                 ------------               -----------------
                 Level I                         .25%
                 Level II                        .275%
                 Level III                       .37%
                 Level IV                        .5%
                 Level V                         .625%
                 Level VI                        .85%
                 Level VII                      1.3%

          "Level I Status" exists at any date if, at such date, Lender's senior unsecured long-term debt ratings are rated either A+ or higher (or the equivalent) as publicly announced by S&P or A1 or higher (or the equivalent) as publicly announced by Moody's.

          "Level II Status" exists at any date if, at such date (i) Lender's senior unsecured long-term debt ratings are rated either A or higher (or the equivalent) as publicly announced by S&P or A2 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status does not exist.

          "Level III Status" exists at any date if, at such date (i) Lender's senior unsecured long-term date ratings are rated either A- or higher (or the equivalent) as publicly announced by S&P or A3 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status and Level II Status do not exist.

          "Level IV Status" exists at any date if, at such date (i) Lender's senior unsecured long-term date ratings are rated either BBB+ or higher (or the equivalent) as publicly announced by S&P or Baa1 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status, Level II Status and Level III Status do not exist.

          "Level V Status" exists at any date if, at such date (i) Lender's senior unsecured long-term date ratings are rated either BBB or higher (or the equivalent) as publicly announced by S&P or Baa2 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status, Level II Status, Level Status III and Level IV Status do not exist.

          "Level VI Status" exists at any date if, at such date (i) Lender's senior unsecured long-term date ratings are rated either BBB- or higher (or the equivalent) as publicly announced by S&P or Baa3 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status, Level II Status, Level III Status, Level IV Status and Level V Status do not exist.

          "Level VII Status" exists at any date if, at such date (i) Lender's senior unsecured long-term date ratings are rated lower than BBB- (or the equivalent) as publicly announced by S&P or lower than Baa3 (or the equivalent) as publicly announced by Moody's or (ii) the Lender's senior unsecured long-term debt is unrated by both S&P and Moody's.

          "Base Rate": The "Prime Rate" as published in The Wall Street Journal (currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks, but however the same may be from time to time defined).

          "Business Day": Any day other than a Saturday, Sunday or day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to the making or continuation of an Advance, means such a day on which dealings are carried on in the applicable offshore dollar interbank.

          "Closing Date": The date on which all conditions precedent set forth in Section May 20, 2000 are satisfied, or waived by the Lender.

          "Code": The Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Commitment": The obligation of the Lender to make Advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

          "Commitment Amount": As defined in Section 2.1.

          "Contingent Obligation": As applied to any Person, any material direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, Surety Instrument or other obligation (the "primary obligations") of another Person

     (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Contingent Obligation shall be deemed equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, or (y) any limitation of such Contingent Obligation contained in the instrument or agreement creating such Contingent Obligation.

          "Continuation Date": Any date on which an Interest Period ends with respect to an Advance and a new Interest Period is established for such Advance.

          "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

          "Deluxe Credit Agreement": That certain Credit Agreement dated as of August 30, 1999 among Deluxe Corporation, the several financial institutions party thereto from time to time and Bank of America, N.A., as administrative agent, as the same may be amended from time to time.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

          "Event of Default": Any event described in Section 7.1.

          "Funded Debt": As of the date of any determination all outstanding Indebtedness of the Borrower and its consolidated Subsidiaries which matures more than one (1) year after the incurrence thereof or is extendable, renewable or refundable, at the option of the obligor, to a date more than one (1) year after the incurrence thereof.

          "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

          "Indebtedness": Without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all recourse indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person; and (f) all obligations with respect to capital leases; provided, however, that the term "Indebtedness" shall not include non-recourse obligations or indebtedness of any kind, and provided further, however, that the term "Indebtedness" shall not include any such obligations or indebtedness owing by the Borrower or any Subsidiary to the Borrower or any Subsidiary.

          "Interest Period": The period commencing on the Business Day an Advance is disbursed, or on the Continuation Date of such Advance, and ending on the date one, two or three months thereafter, as selected by the Borrower in a written request for Advance or Continuation thereof, as the case may be;

     provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such

          Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for Advances shall extend beyond the Maturity Date.

          "LIBO Rate": For any Interest Period selected by the Borrower,


               (i) the rate of interest per annum determined by the Lender to be the rate of interest on Dow Jones Page 3750 (as defined below) for U.S. dollar deposits in the approximate amount of each Advance being requested to be made or continued by Borrower, and having a maturity comparable to the applicable Interest Period two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or

               (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, the "LIBO Rate" instead means the rate of interest per annum determined by the Lender based on any other commercially reasonable basis two Business Days prior to the commencement of such Interest Period, including, without limitation, by reference to any other rate quoting service selected by the Lender in its sole discretion. As used in this definition, "Dow Jones Page 3750 means the display designated as "3750" on the Dow Jones Market Service (also known as the Telerate Service) or any replacement page thereof or successor thereto.

          "Lien": With respect to any Person, any security interest, mortgage, deed of trust, pledge, hypothecation, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement signed by and naming the owner of the asset to which such lien relates as debtor, under the

     Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

          "Loan Documents": This Agreement and the Note and any and all other agreements, instruments and documents heretofore, herewith or hereafter executed and delivered by the Borrower or any other Person pursuant to, or in connection with this Agreement, including, without limitation, any subordination agreements, reimbursement agreements, assignments of rents and leases, powers of attorney, consents, assignments, contracts, notices, financing statements, certificates of title and any and all other writings pursuant to or in aid of any of the foregoing.

          "Margin Stock": As the term "margin stock" is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or the Note.

          "Maturity Date": The earlier of (a) December 31, 2000 or (b) the date upon which consummation of the Split-Off occurs.

          "Moody's": Moody's Investors Service, a division of Dun & Bradstreet Corporation.

          "Multiemployer Plan": A "multiemployer plan", within the meaning of
     Section 4001(a)(3) of ERISA, to which the Company or any Subsidiary makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Note": As defined in Section 2.3.

          "Pension Plan": A pension plan (as defined in Section 3(2) of ERISA) that is a defined benefit plan subject to Title IV of ERISA which the Borrower or any Subsidiary sponsors, maintains, or to which it makes, is making, or is obligated to make contributions.

          "Permitted Liens": As defined in Section 6.7.

          "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan": An employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any Subsidiary sponsors or maintains or to which the Borrower or any Subsidiary makes, is making, or is obligated to make contributions and includes any Pension Plan, but excluding any such plan that is sponsored by the Lender.

          "Responsible Officer": Any of the following officers of the Borrower: the chief executive officer, the chief operating officer, the president, the chief financial officer, the treasurer, the assistant treasurer, or any other officer of the Borrower having similar authority and responsibility to any of the foregoing.

          "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

          "Split-Off": The sale to the public as part of an initial public offering of less than 20% of the stock of Borrower and the subsequent exchange of shares of the Borrower for shares of the Lender.

          "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

          "Surety Interest": All letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Total Capitalization": As of any date of determination, the sum of
     (i) Funded Debt, and (ii) the sum of the amounts set forth on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as shareholders' equity as determined in accordance with GAAP.

     Section 1.2 Accounting Terms and Calculations . Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     Section 1.3 Other Definitional Terms, Terms of Construction . The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or."

                                   ARTICLE II.
                                   -----------
                                TERMS OF LENDING

     Section 2.1 The Revolving Commitment . On the terms and subject to the conditions hereof, the Lender agrees to make advances (each an "Advance") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to, but not including, the "Maturity Date", during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of outstanding Advances shall not at any time exceed $75,000,000 (the "Commitment Amount").

     Section 2.2 Procedure for Advances and Continuations.

          (a) Any request by the Borrower for an Advance shall be in writing or by telephone and must be given so as to be received by the Lender not later than 9:00 a.m. (local time of the Lender) five Business Days prior to the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue to be satisfied. Each request for an Advance shall specify (i) the requested Advance date (which must be a Business Day), (ii) the amount of such Advance, which shall be in a minimum amount of $5,000,000, and (iii) the duration of the Interest Period applicable to such Advance. Subject to satisfaction of the applicable conditions specified in Article III, the Lender will make the Advance available to the Borrower by causing immediately available funds in the amount of the requested Advance to be deposited in the Borrower's general operating account not later than 12:00 noon (local time of the Lender) on the requested Advance date.

          (b) Unless the Borrower pays an Advance in full, not later than 12:00 noon (local time of the Lender) four Business Days prior to the end of the Interest Period applicable to such Advance, the Borrower shall deliver a written notice to the Lender specifying the duration of the Interest Period applicable to the continued Advance, and, if any portion of the Advance is to be paid, the amount of the continued Advance.

     Section 2.3 The Note . The Advances shall be evidenced by a single promissory note of the Borrower (the "Note"), substantially in the form of Exhibit A hereto, in the amount of the Commitment Amount originally in effect. The Lender shall enter in its ledgers and records the amount of each Advance made and the payments made thereon, and the Lender is authorized by the Borrower to enter on a schedule attached to the Note a record of such Advances and payments, provided, however that the failure by the Lender to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder and on the Note. Each entry recording an Advance shall be prima facia evidence that the Advance has been made and as to the amount and terms thereof.

     Section 2.4 Interest Rates, Interest Payments and Default Interest . Interest shall accrue and be payable on the unpaid balance of the Note at a floating rate per annum equal to the sum of the LIBO Rate plus the Applicable Margin. Interest shall be paid in arrears at the end of each Interest Period, but in no event no less frequently than the end of each calendar quarter and upon final payment of the Note. Upon the occurrence and during the continuance of any Event of Default, the unpaid principal balance of the Note shall bear interest at the Base Rate plus the Applicable Margin plus two percent. Unless as otherwise provided in the preceding sentence, all Advances shall bear per annum interest based on the LIBO Rate as provided in this Agreement, unless the Lender is unable to borrow funds under the Deluxe Credit Agreement at a per annum interest rate based on the LIBO Rate, in which event all Advances made to the Borrower after the Lender provides notice to the Borrower of such event shall bear interest at the Base Rate plus the Applicable Margin.

     Section 2.5 Repayment and Prepayment . Principal of the Note shall be payable in full on the Maturity Date. The Borrower may prepay the Note, in whole or in part, at any time, subject to reimbursement by the Borrower of the Lender for any direct loss or expense incurred by the Lender as a result of any payment of an Advance made on a day that is not the last day of the relevant Interest Period for such Advance. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $5,000,000 or, if less, the remaining outstanding balance of principal plus accrued interest and other amounts payable upon prepayment as herein provided. Amounts prepaid under this Section may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

     Section 2.6 Optional Reduction of Commitment Amount or Termination of Commitment . The Borrower may, at any time, upon not less than 3 Business Days prior written notice to the Lender, reduce the Commitment Amount, with any such reduction in a minimum amount of $5,000,000 . Upon any reduction in the Commitment Amount pursuant to this Section, the Borrower shall pay to the Lender the amount, if any, by which the aggregate unpaid principal amount of the Note exceeds the Commitment Amount as so reduced, plus all interest and other amounts payable upon prepayment as provided in Section 2.5. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than 3 Business Days prior written notice to the Lender, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Borrower shall pay to the Lender all unpaid obligations of the Borrower to the Lender hereunder.

     Section 2.7 Computation . Interest on the Note shall be computed on the basis of actual days elapsed and a year of 360 days, except interest based on the Base Rate shall be computed on the basis of a year of 365 days.

     Section 2.8 Reimbursement of Lender . To the extent that the Lender is obligated to pay or reimburse any of the lenders under the Deluxe Credit Agreement pursuant to any of the provisions of Sections 3.03 or 3.06 of the Deluxe Credit Agreement on account of loans made to the Lender or commitments extended to the Lender, the Borrower shall reimburse the Lender for the Borrower's allocable share of any such payments on account of Advances made to the Borrower or on account of the Commitment. The Borrower shall reimburse the Lender for all funding losses pursuant to Section 3.04 of the Deluxe Credit Agreement that the Lender is required to pay as a result of actions or inactions of the Borrower.

                                   ARTICLE III
                                   -----------
                              CONDITIONS PRECEDENT

     Section 3.1 Conditions of Initial Advance . The obligation of the Lender to make the initial Advance hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

          3.1(a) Documents. The Lender shall have received the following:

               (i) The Note executed by a duly authorized officer of the Borrower and dated the Closing Date.

               (ii) A certificate in form acceptable to the Lender indicating to the satisfaction of the Lender that the execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporate action, and containing an incumbency certificate showing the names and offices, and bearing the signatures of, the Persons authorized to execute this Agreement and the Note, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

               (iii) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date satisfactory to the Lender.

               (iv) A certificate of good standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date satisfactory to the Lender.

               (v) A copy of the bylaws of the Borrower, certified as of a date satisfactory to the Lender by the Secretary or an Assistant Secretary of such Borrower.

               (vi) A certificate dated the Closing Date (or as of any later date specified by the Lender) of the chief executive officer or chief financial officer of the Borrower certifying (A) as to the matters set forth in Sections 3.2 (a) and 3.2 (b) below.

          3.1(b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

          3.1(c) Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower or the Lender on or prior to the Closing Date.

     3.2 Conditions Precedent to all Advances . The Lender shall not have any obligation to make any Advance (including Advances after the initial Advance) hereunder unless the following conditions have been satisfied as of the date of the requested Advance:

          3.2(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Advance, with the same force and effect as if made on such date.

          3.2(b) No Default . No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Advance will exist after giving effect to the Advances made on such date.


                                   ARTICLE IV
                                   ----------
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender:

     Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Note and to perform its obligations hereunder and thereunder. Each Subsidiary of the Borrower is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted. This Agreement and the Note have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. The execution and delivery of this Agreement and the Note will not violate the Borrower's Certificate of Incorporation or any law applicable to the Borrower. No governmental consent or exemption is required in connection with the Borrower's execution and delivery of this Agreement and the Note.

     Section 4.2 Litigation . There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or any Subsidiary, would have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on the Borrower or such Subsidiary.

     Section 4.3 Taxes . On and after May , 2000, the Borrower and its Subsidiaries are in compliance with all obligations imposed on them under the Tax Sharing Agreement entered into by the Borrower and the Lender dated May , 2000 ("Tax Sharing Agreement").

     Section 4.4 Subsidiaries . The Borrower has no Subsidiaries other than the Subsidiaries listed on Schedule 4.4 hereto.

     Section 4.5 ERISA Compliance . Except as specifically disclosed in Schedule 4.5:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law except where non-compliance would not reasonably be expected to result in a Material Adverse Effect. The Borrower and each Subsidiary has made all required contributions to any Plan.

          (b) Neither the Borrower nor any Subsidiary sponsors or contributes to any Pension Plan, including any Multiemployer Plan.

          (c) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

     Section 4.6 Use of Proceeds, Margin Regulations . The proceeds of the Loans are to be used solely for the general corporate purposes of the Borrower consistent with the provisions of this Agreement. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     Section 4.7 Title to Properties . The Borrower and each Subsidiary have good record and marketable title in fee simple to, or to the Borrower's knowledge, valid leasehold interests in, all real property necessary for the ordinary conduct of businesses, except for such defects in title as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the Closing Date, the properties of the Borrower and its Subsidiaries are subject to no Liens, except for Permitted Liens.

     Section 4.8 Financial Condition . There has been no material adverse change in the business or financial condition of Borrower since its financial statements dated as of March 31, 2000.

     Section 4.9 Copyrights, Patents, Trademarks and Licenses, Etc. Except as disclosed in Schedule 4.9, the Borrower or one of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person except where the failure to own, be licensed to or otherwise have the right to use the same would not have a Material Adverse Effect. Except as disclosed in Schedule 4.9, to the best knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person where any such infringement would reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 4.9, no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Borrower threatened, which would reasonably be expected to have a Material Adverse Effect.

     Section 4.10 Insurance . To the extent that insurance is not provided under insurance policies maintained by the Lender insuring the properties of Borrower and its subsidiaries, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance or reinsurance companies, in such amounts, with such deductibles and covering such risks as are believed by the Borrower to be adequate in the exercise of its reasonable business judgment.

                                    ARTICLE V
                                    ---------
                              AFFIRMATIVE COVENANTS

     Until the Maturity Date and the Note and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

     Section 5.1 Financial Statements and Reports . The Borrower will furnish to the Lender:

          5.1(a) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated financial statements for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, substantially similar to the Borrower's annual audited statements, together with a certificate of a Responsible Officer of the Borrower certifying that no Default or Event of Default has occurred and is continuing (except as described therein).

          5.1(b) Immediately upon any Responsible Officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

          5.1(c) Promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower may make to, or file with, the SEC.

          5.1(d) From time to time, such other information regarding the business, operations and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request.

     Section 5.2 Corporate Existence . The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence in good standing under the laws of its jurisdiction of organization and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or any Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or any Subsidiary to any material liability, provided that nothing herein shall be construed to prevent any transaction described in Section 6.1.

     Section 5.3 Insurance . To the extent that insurance is not provided under insurance policies maintained by the Lender insuring the properties of Borrower and its subsidiaries,the Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

     Section 5.4 Payment of Taxes and Claims. The Borrower shall, and shall cause each Subsidiary to, comply with Borrower's covenants and obligations under the Tax Sharing Agreement.

     Section 5.5 Inspection . The Borrower shall permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its partners at such reasonable times and intervals as the Lender may designate.

     Section 5.6 Maintenance of Properties . The Borrower shall, and shall cause each Subsidiary to, maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 5.7 Books and Records . The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 5.8 Compliance . The Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all laws, rules and regulations to which it may be subject.

     Section 5.9 Notice of Litigation . The Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting the Borrower or any Subsidiary wherein the claim or relief exceeds or would reasonably be expected to exceed $100,000 or in which injunctive, declaratory or similar relief is sought that would have reasonably be expected to have a Material Adverse Effect.

     Section 5.10 Compliance with ERISA . The Borrower shall, and shall cause each Subsidiary to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law except where non-compliance would not reasonably be expected to result in a Material Adverse Effect; and (b) make all required contributions to any Plan except where failure to make any contribution would not reasonably be expected to result in a Material Adverse Effect.

     Section 5.11 Use of Proceeds . The Borrower shall use the proceeds of the Advances for general corporate purposes not in contravention of any requirement of law or any provision of this Agreement.


                                   ARTICLE VI
                                   ----------
                               NEGATIVE COVENANTS

     Until the Maturity Date and the Note and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, and, in the case of Section 6.11, so long as the Borrower is a "Material Subsidiary" (as such term is defined in the Deluxe Credit Agreement) (irrespective of termination of the Commitment and payment in full of all obligations hereunder) unless the Lender shall otherwise consent in writing:

     Section 6.1 Merger or Consolidation . The Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Person may merge with the Borrower or any wholly-owned Subsidiary, provided that, in the case of Borrower, the Borrower shall be the continuing or surviving corporation, and in the case of such Subsidiary, such Subsidiary or Person remains or become a wholly-owned Subsidiary of Borrower immediately following the merger;

          (b) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation; and

          (c) the Borrower or any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another wholly-owned Subsidiary, as the case may be.

     Section 6.2 Sale of Assets . Except as permitted by Section 6.1(c), the Borrower shall not, and shall not suffer or permit any Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets.

     Section 6.3 Restricted Payments . The Borrower shall not, and shall not suffer or permit any Subsidiary (other than a wholly-owned Subsidiary) to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Borrower or any non-wholly-owned Subsidiary may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

          (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash provided that, before and immediately after giving effect to such proposed action, no Default or Event of Default exists or would exist.

     Section 6.4 ERISA . The Borrower shall not, and shall not suffer or permit any Subsidiary to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or (b) adopt, sponsor, contribute to or otherwise incur any obligation with respect to any Pension Plan, including any Multiemployer Plan (unless Borrower has obtained the prior written consent of the Lender).

     Section 6.5 Investments . The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

          6.5(a) Investments in readily marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof and supported by the full faith and credit of the United States.

          6.5(b) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

          6.5(c) Commercial paper given the highest rating by a nationally recognized rating service.

          6.5(d) Repurchase agreements relating to securities of the kind described in subsection (a) of this Section.

          6.5(e) Other readily marketable investments in debt securities which are reasonably acceptable to the Lender.

          6.5(f) Travel advances to officers and employees in the ordinary course of business.

          6.5(g) Acquisitions or investments in Subsidiaries to effectuate Acquisitions

          6.5(h) Investments in minority ownership interests in other Persons that are strategic to the business of Borrower or its Subsidiaries and which taken together with all other similar investments of Borrower and its Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

          6.5(i) Loans, advances and extensions of credit that are already committed by the Borrower or any of its Subsidiaries as of the date of this Agreement.

Any investments under clauses (a), (b), (c) or (d) above must mature within one year of the acquisition thereof by the Borrower or any Subsidiary.

     Section 6.6 Indebtedness . The Borrower shall not, and shall not suffer or permit any Subsidiary to, borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except:

          6.6(a) The Advances under this Agreement.

          6.6(b) Indebtedness by way of purchase money mortgage, conditional sale or other title retention agreement, capital lease or other deferred payment contract in connection with the acquisition of equipment not to exceed $25,000,000 in aggregate outstanding at any time.

     Section 6.7 Liens . The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except the following Liens ("Permitted Liens"):

          6.7(a) Liens granted to the Lender or any affiliate of the Lender.

          6.7(b) Liens existing on the date of this Agreement.

          6.7(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower or any Subsidiary.

          6.7(d) Liens for taxes, fees, assessments and governmental charges not delinquent.

          6.7(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

          6.7(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

          6.7(g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or any Subsidiary.

          6.7(h) Liens securing the indebtedness permitted pursuant to Section 6.6(b); provided that such Liens are limited to the equipment acquired and do not secure indebtedness other than that permitted under Section 6.6(b) or the purchase price of such property.

     Section 6.8 Contingent Obligations . Except for obligations incurred prior to the date of this Agreement and for guarantees and similar obligations given by the Borrower for any of its wholly owned Subsidiaries, the Borrower shall not, and shall not suffer or permit any Subsidiary to, guarantee or otherwise become liable on the indebtedness of any other Person where the aggregate total liability would reasonably be expected to exceed $25,000,000.

     Section 6.9 Interest Coverage . The Borrower shall not permit as of the last day of any fiscal quarter (commencing with the period ending June 30, 2000), on a consolidated basis, the ratio of (i) Earnings Before Interest and Taxes to (ii) Interest Expense, to be less than 2.5 to 1.0. For purposes of this section, "Earnings Before Interest and Taxes" means as at the end of any fiscal quarter of the Borrower for the period of four consecutive fiscal quarters ended as at such date, the sum of (a) the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP, plus (b) all amounts treated as interest expense for such period to the extent included in the determination of such consolidated net income (or loss); plus (c) all taxes accrued for such period on or measured by income to the extent included in the determination of such consolidated net income (or loss); provided, however, that consolidated net income (or loss) shall be computed for the purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period; and "Interest Expense" means as at the end of any fiscal quarter of the Borrower for the period of four consecutive fiscal quarters ended as at such date, all amounts treated as interest expense for such period to the extent included in the determination of the Borrower's consolidated net income (or net loss) for such period as determined in accordance with GAAP.

     Section 6.10 Leverage . The Borrower shall not permit as of the last day of any fiscal quarter (commencing with the period ending June 30, 2000), on a consolidated basis, the ratio of (i) Funded Debt to (ii) Total Capitalization, to be greater than 0.60 to 1.0.

     Section 6.11 Additional Restrictions on Indebtedness . The Borrower shall not, and shall not permit any Subsidiary to, incur or suffer to exist any Indebtedness unless prior notice of the same has been given to the Lender and such Indebtedness has been approved by the majority of all members of the board of directors of the Borrower.


                                   ARTICLE VII
                                   -----------
                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 Events of Default . The occurrence of any one or more of the following events shall constitute an Event of Default:

          7.1(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other obligations of the Borrower to the Lender pursuant to this Agreement and such failure shall continue more than two Business Days after the payment due date.

          7.1(b) Any representation or warranty made by or on behalf of the Borrower in this Agreement or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

          7.1(c) The Borrower shall fail to comply with Sections 5.2 or 5.11 or any Section of Article VI.

          7.1(d) The Borrower shall fail to comply with Section 5.3 and such failure shall continue uncured for three days after notice from Seller or such time when Borrower otherwise became aware of such failure, whichever is earlier.

          7.1(e) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1(b), or (iii) the date the Lender gives notice of such failure to the Borrower.

          7.1(f) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or any Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or any Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Borrower or any Subsidiary shall make an assignment for the benefit of creditors.

          7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, shall have been consented to or acquiesced in by the Borrower or any Subsidiary or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or any Subsidiary.

          7.1(h) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, shall be consented to or acquiesced in by the Borrower or any Subsidiary or shall remain for 45 days undismissed.

          7.1(i) A judgment or judgments for the payment of money in excess of the sum of $25,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

          7.1(j) The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or any Subsidiary shall be accelerated, or the Borrower or any Subsidiary shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or of any Subsidiary shall be deemed "material" if it exceeds $25,000,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

          7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

          7.1(l) Any default shall occur under any other Loan Document.

     Section 7.2 Remedies . If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to the Borrower or any Subsidiary, the Commitment shall automatically terminate and the Note and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Commitment terminated, whereupon the Commitment shall terminate, and (ii) declare the Note and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Note and any related agreements and under any applicable law. Upon any acceleration in payment of any Advance, the Borrower shall reimburse the Lender for any direct loss or expenses incurred by the Lender as a result of payment of an Advance made on a day that is not the last day of the relevant Interest Period.

     Section 7.3 Offset . In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

                                  ARTICLE VIII
                                  ------------
                                  MISCELLANEOUS

     Section 8.1 Modifications . Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     Section 8.2 Costs and Expenses . Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of counsel to the Lender) in connection with the collection and enforcement of this Agreement and the Note. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

     Section 8.3 Waivers, Etc. No failure on the part of the Lender or the holder of the Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

     Section 8.4 Notices . Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under
Article II hereof shall be deemed to have been given only when received by the Lender.

     Section 8.5 Successors and Assigns; Disposition of Loans . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Commitment and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

     Section 8.6 Governing Law and Construction . THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Section 8.7 Consent to Jurisdiction . AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURT, CONSENTS TO BE SUED BY THE LENDER IN SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO THE JURISDICTION AND VENUE ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 8.8 Waiver of Jury Trial . EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 8.9 Captions . The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 8.10 Entire Agreement . This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 8.11 Counterparts . This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       eFUNDS CORPORATION


                                       By
                                       Print Name
                                       Title

Borrower's Address:



                                       DELUXE CORPORATION


                                       By
                                          -------------------------------------
                                       Print Name
                                                  -----------------------------
                                       Title
                                             ----------------------------------

Lender's Address:

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT

                                 REVOLVING NOTE

$_________   April __, 2000


     FOR VALUE RECEIVED, ___________________, a ________________ _________
organized under the laws of the State of ________, hereby promises to pay to the order of ______________ (the "Lender") at its main office in _________, ________, in lawful money of the United States of America in immediately available funds on the Maturity Date (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of _____________________________________DOLLARS AND NO
CENTS ($____________) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days, in the case of interest based on the LIBO Rate, and 365 days, in the case of interest based on the Base Rate) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

     This note is the Note referred to in the Credit Agreement dated concurrently herewith (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

     In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


    ________________________________________

                                       By
                                          -------------------------------------
                                       Title
                                             ----------------------------------

                                                                SCHEDULE 4.4 TO
                                                               CREDIT AGREEMENT


                                  SUBSIDIARIES

                                                                SCHEDULE 4.5 TO
                                                               CREDIT AGREEMENT

                                      ERISA

                                                                SCHEDULE 4.9 TO
                                                               CREDIT AGREEMENT

               COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.

                                                                SCHEDULE 6.7 TO
                                                               CREDIT AGREEMENT

                                 EXISTING LIENS


          None